EXHIBIT 3.2

BYLAWS

OF

CHARMING SHOPPES, INC.

(AS AMENDED THROUGH DECEMBER 1, 2008)

B Y L A W S
OF
CHARMING SHOPPES, INC.
(a Pennsylvania Registered Corporation)

ARTICLE I

OFFICES AND FISCAL YEAR

SECTION 1.01 Registered Office.  The registered office of the corporation in the Commonwealth of Pennsylvania shall be at 450 Winks Lane, Bensalem, Pennsylvania 19020, until otherwise established by an amendment of the articles of incorporation (the "articles") or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

SECTION 1.02 Other Offices.  The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

SECTION 1.03 Fiscal Year.  The fiscal year of the corporation shall end on the Saturday nearest January 31 in each year.

ARTICLE II

NOTICE - WAIVERS - MEETINGS GENERALLY

SECTION 2.01 Manner of Giving Notice.

(a) General Rule -- Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice.  If the corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the articles or these bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.  If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of facsimile transmission, when received.  A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

(b) Adjourned Shareholder Meetings  --  When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03.

SECTION 2.02 Notice of Meetings of Board of Directors.  Notice of a regular meeting of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.  Every such notice shall state the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

SECTION 2.03 Notice of Meetings of Shareholders.

(a) General Rule  --  Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 19 or (2) five days prior to the day named for the meeting in any other case.  If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.  In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b) Notice of Action by Shareholders on Bylaws  --  In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws.  There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

(c) Notice of Action by Shareholders on Fundamental Change  --  In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

(d) Notice of Action by Shareholders Giving Rise to Dissenters Rights  --  In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

(1) a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2) a copy of Subchapter 15D.

SECTION 2.04 Waiver of Notice.

(a) Written Waiver  --  Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.  Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b) Waiver by Attendance  --  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 2.05 Modification of Proposal Contained in Notice.  Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

SECTION 2.06 Exception to Requirement of Notice.

(a) General Rule  --  Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b) Shareholders Without Forwarding Addresses  --  Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address.  Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

SECTION 2.07 Use of Conference Telephone and Similar Equipment.  Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE III

SHAREHOLDERS

SECTION 3.01 Place of Meeting.  All meetings of the shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

SECTION 3.02 Annual Meeting.  The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the second Wednesday in June in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 o'clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.  If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

SECTION 3.03 Special Meetings.  Special meetings of the shareholders may be called at any time by the chairman of the board or the president or by resolution of the board of directors.  The person or resolution calling the meeting may fix the date, time and place of the meeting, but if they are not so fixed, it shall be the duty of the secretary to do so.  A date fixed by the secretary shall not be more than 60 days after the date of the adoption of the resolution of the board calling the special meeting.

SECTION 3.04 Quorum and Adjournment.

(a) General Rule  --  A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present.  The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b) Withdrawal of a Quorum  --  The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c) Adjournments Generally  --  Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

(d) Electing Directors at Adjourned Meeting  --  Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e) Other Action in Absence of Quorum  --  Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

SECTION 3.05 Action by Shareholders.  Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

SECTION 3.06 Organization.  At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting.  The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 3.07 Voting Rights of Shareholders.  Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

SECTION 3.08 Voting and Other Action by Proxy.

(a) General Rule  --

(1) Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

(2) The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

(3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b) Execution and Filing  --  Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in- fact of the shareholder and filed with the secretary of the corporation.  A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1) may be treated as properly executed for purposes of this subsection; and

(2) shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c) Revocation  --  A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation.  An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

(d) Expenses  --  The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

SECTION 3.09 Voting by Fiduciaries and Pledgees.  Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

SECTION 3.10 Voting by Joint Holders of Shares.

(a) General Rule  --  Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b) Exception  --  If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

SECTION 3.11 Voting by Corporations.

(a) Voting by Corporate Shareholders  --  Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b) Controlled Shares  --  Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

SECTION 3.12 Determination of Shareholders of Record.

(a) Fixing Record Date  --  The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection.  The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b) Determination When a Record Date is Not Fixed --  If a record date is not fixed:

(1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

(2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) Certification by Nominee  --  The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.  Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

SECTION 3.13 Voting Lists.

(a) General Rule  --  The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list the corporation may make the information therein available at the meeting by any other means.

(b) Effect of List  --  Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.  The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

SECTION 3.14 Judges of Election.

(a) Appointment  --  In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof.  If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.  The number of judges shall be one or three.  A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b) Vacancies  --  In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c) Duties  --  The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d) Report  --  On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

SECTION 3.15 Minors as Security Holders.  The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

SECTION 3.16 Business at Meetings of Shareholders.

(a) Except as otherwise provided by law, or the articles or in these bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the shareholders (other than the nomination of directors which shall be governed by Section 4.02(b) of these bylaws) shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the corporation, (ii) be brought before the meeting at the direction of the board of directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the directors then in office object to such business being conducted at the meeting, or (iv) in the case of an annual meeting of shareholders have been specified in a written notice given to the corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholder Notice"), in accordance with all of the requirements set forth below.

(b) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the corporation addressed to the attention of the president (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary of the date on which notice of the date of the immediately preceding annual meeting was mailed, provided that a proposal submitted by a shareholder for inclusion in the corporation's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Rule 14a-8 under the Securities Exchange Act of 1934 (including requirements as to timeliness) shall be deemed to have also been submitted timely pursuant to this Section 3.16(b), and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the later of the 60th day prior to the annual meeting date or  the tenth day following the day on which public disclosure of the meeting date (which shall include disclosure of the meeting date given to the national securities exchange or the National Association of Securities Dealers) was made.  Each such Shareholder Notice must set forth:

(A) the name and address of the shareholder who intends to bring the business before the annual meeting ("Proposing Shareholder");

(B) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder ("Beneficial Owner");

(C) the number of shares of each class and series of shares of the corporation which are owned of record and beneficially by the Proposing Shareholder, by any Beneficial Owner, and by any Shareholder Associated Person at the time of the notice, and a representation that the Proposing Shareholder will notify the corporation in writing of any changes in that information as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;

(D) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder, a Beneficial Owner or a Shareholder Associated Person has in the business being proposed by the Proposing Shareholder;

(E) a description of all agreements, arrangements and understandings between the Proposing Shareholder, any Beneficial Owner or a Shareholder Associated Person and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made;

(F) a description of the business which the Proposing Shareholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the corporation adopt;

(G) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting; and

(H) the information required by Section 3.17, and a representation that the shareholder will notify the corporation in writing of any changes in that information and in any other information required to be submitted as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed.

(c) The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

(The provisions of this section were adopted by the board of directors of the corporation on September 22, 1998  and amended by the board of directors on April 28, 1999)

SECTION 3.17 Disclosure by Shareholders of Hedged Positions.

(a) Required Disclosures.  A notice submitted by a shareholder under Section 3.16 or Section 4.02, as applicable, to be effective, must describe in reasonable detail, with respect to the shareholder, a Beneficial Owner and any Shareholder Associated Person:

(i) any Derivative Instrument directly or indirectly beneficially owned by the shareholder, a Beneficial Owner or a Shareholder Associated Person, or any other direct or indirect opportunity for the shareholder, a Beneficial Owner or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation;

(ii) any interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder, a Beneficial Owner or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

(iii) any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made by or on behalf of, a shareholder, a Beneficial Owner or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the shareholder, a Beneficial Owner or any Shareholder Associated Person with respect to any share of the corporation.

(b) Definitions.  As used in herein, the following terms have the meanings indicated:

(i) “Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the corporation or otherwise.

(ii) “Shareholder Associated Person” of a shareholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the shareholder, (ii) any beneficial owner of shares of the corporation owned of record or beneficially by the shareholder, (iii) any entity of which the shareholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the Securities Exchange Act of 1934, a shareholder, and (iv) any person controlling, controlled by or under common control with, the Shareholder Associated Person.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.01 Powers; Personal Liability.

(a) General Rule  --  Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b) Personal Liability of Directors  --  A director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, on or after January 27, 1987 unless the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors' Liability Act [now 15 Pa.C.S. Subch. 17B], and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or Federal law.

(The provisions of this subsection (b) were first adopted by the shareholders of the corporation on May 20, 1987.)

(c) Notation of Dissent  --  A director of the corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.  Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

SECTION 4.02 Qualifications and Selection of Directors.

(a) Qualifications  --  Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

(b) Nomination of Candidates  --  Nominations of candidates for election to the board of directors at a meeting of the shareholders may be made only by the board of directors or a proxy committee appointed by the board of directors or by any shareholder entitled to vote in such election.  A nomination may be made by a shareholder only if written notice of the nomination has been given to the secretary of the corporation not later than the date on which a shareholder proposal would be required to be submitted to the corporation in order to be set forth in the corporation's proxy statement pursuant to the applicable proxy rules of the Securities and Exchange Commission.

(i) Each such notice shall set forth:

(A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

(B) a representation that the nominating shareholder is at the time of giving the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(C) a description of all arrangements, agreements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and a representation that the shareholder will notify the corporation in writing of any changes in that information as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed.;

(D) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the board of directors;

(E) the written consent of each nominee, signed by such nominee, to serve as a director of the corporation if so elected; and

(F) the other information with respect to the nominating shareholder and such proposed nominee that would be required of a Proposing Shareholder to be set forth in a Shareholder Notice under Section 3.17.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person by a shareholder not made in compliance with the foregoing procedure.

(c) Election of Directors  --  In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins.  The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.  If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

(d) Alternate Directors  --  A shareholder or group of shareholders entitled to elect, appoint, designate or otherwise select one or more directors may select an alternate for each director for a coextensive term.  After the adoption of this subsection (d) and prior to the 1993 Annual Meeting of Shareholders, any director elected by the shareholders may resign from office and the board of directors may elect the former director as an alternate director, to serve until the 1993 Annual Meeting of Shareholders.  An alternate director may attend all meetings of the board of directors.  In the absence of a director from a meeting of the board, the director's alternate may execute a written consent and exercise at the meeting or in such consent all the powers of the absent director.  When so exercising the powers of the absent director, the alternate shall be subject in all respects to the provisions of the Business Corporation Law, the articles and these bylaws relating to directors of the corporation, and the term "Director", when used in the Business Corporation Law, the articles or these bylaws shall be construed to include and refer to any alternate director, unless the context requires otherwise.

(The provisions of this subsection (d) were first adopted by the board of directors of the corporation on January 21, 1993 and amended by the board of directors on June 29, 1993)

SECTION 4.03 Number and Term of Office.

(a) Number  --  The board of directors shall consist of such number of directors, not less than six nor more than twelve, as may be determined from time to time by resolution of the board of directors.

(b) Term of Office  --  Each director shall hold office  for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(The provisions of this Section have been amended effective June 26, 2008 by Shareholder approval)

(c) Resignation  --  Any director may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

(d) Transition Period:  Each director serving as of and immediately following the completion of the 2008 annual meeting of shareholders shall hold office for a term of one year and until a successor has been elected and qualified, notwithstanding that such director may have been elected for a term that extended beyond one year.

(The provisions of this Section have been amended effective June 26, 2008 by Shareholder approval)

SECTION 4.04 Vacancies.

(a) General Rule  --  Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director.  In the case of  any vacancy in the board of directors , the person selected shall serve until the next annual meeting of shareholders and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(The provisions of this Section have been amended effective June 26, 2008 by Shareholder approval)

(b) Action by Resigned Directors  --  When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

SECTION 4.05 Removal of Directors.

(a) Removal by the Shareholders  --  The entire board of directors or any individual director may be removed from office without assigning any cause only by the affirmative vote of the holders of not less than 80% of the combined voting power of the then outstanding shares of stock of all classes and series of the corporation entitled to vote generally in the election of directors, in each case voting as a single class in accordance with the articles.  In case the board  or any one or more directors are so removed, new directors may be elected at the same meeting.

(The provisions of this Section have been amended effective June 26, 2008 by Shareholder approval)

(b) Removal by the Board  --  The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

SECTION 4.06 Place of Meetings.  Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

SECTION 4.07 Organization of Meetings.  At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting.  The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

SECTION 4.08 Regular Meetings.  Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by a majority of the board of directors or by the chairman or the president.

SECTION 4.09 Special Meetings.  Special meetings of the board of directors shall be held whenever called by a majority of the board of directors or by the chairman or the president.

SECTION 4.10 Quorum of and Action by Directors.

(a) General Rule  --  A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b) Action by Written Consent  --  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

SECTION 4.11 Executive and Other Committees.

(a) Establishment and Powers  --  The board of directors may, by resolution adopted by a majority of the directors in office, establish an Executive Committee and one or more other committees to consist of one or more directors of the corporation.  Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

(1) the submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

(2) the creation or filling of vacancies in the board of directors.

(3) the adoption, amendment or repeal of these bylaws.

(4) the amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

(5) action on matters committed by a resolution of the board of directors to another committee of the board.

(b) Alternate Committee Members  --  The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c) Term  --  Each committee of the board shall serve at the pleasure of the board.

(d) Committee Procedures  --  The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to the Executive Committee or any other committee of the board, except that a meeting of the Executive Committee may be called at any time by any member.

SECTION 4.12 Compensation.  The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

ARTICLE V

OFFICERS

SECTION 5.01 Officers Generally.

(a) Number, Qualifications and Designation  --  The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03.  Officers may but need not be directors or shareholders of the corporation.  The president and secretary shall be natural persons of full age.  The treasurer may be a corporation, but if a natural person shall be of full age.  The board of directors may elect from among the members of the board a chairman of the board and one or more vice chairmen of the board, who shall be independent as defined under the listing standards applicable to the corporation’s common stock from time to time except as otherwise provided in Section 5.07, and who, in such capacity, shall be officers of the corporation.  Any number of offices may be held by the same person.

(The provisions of this section were amended by the board of directors on May 5, 2008 with effect immediately following the 2008 Annual Meeting of Shareholders and July 10, 2008)

(b) Bonding  --  The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(c) Standard of Care  --  In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.  An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles of incorporation, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

SECTION 5.02 Election, Term of Office and Resignations.

(a) Election and Term of Office  --  The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b) Resignations  --  Any officer may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

SECTION 5.03 Subordinate Officers, Committees and Agents.  The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine.  The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

SECTION 5.04 Removal of Officers and Agents.  Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 5.05 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

SECTION 5.06 Authority.

(a) General Rule  --  All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

(b) Voting and Acting with Securities Owned by the Corporation  --  Each of the chairman of the board and the president shall have the power and authority to vote and act with respect to all stock and other securities in any other corporation held by this corporation, unless the board of directors confers such authority, which may be general or specific, upon some other person.  Any person so authorized to vote securities shall have the power to appoint an attorney or attorneys, with general power of substitution, as proxies for this corporation, with full power to vote and act in behalf of this corporation with respect to such stock and other securities.

(The provisions of this subsection (c) were amended by the board of directors August 22, 1995)

SECTION 5.07 The Chairman of the Board.  The chairman of the board shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.  Subject to a determination by the board that it is in  the corporation’s best interests to permit the Chairman of the board to serve as an executive officer on an interim basis, the Chairman of the board shall not be an executive officer of the corporation.

(The provisions of this section were amended by the board of directors on August 22, 1995,  May 5, 2008 with effect immediately following the 2008 Annual Meeting of Shareholders and July10, 2008)

SECTION 5.08 Vice Chairmen of the Board of Directors.  The vice chairmen of the board, in their order of seniority as designated by the board if there be more than one, shall preside during the temporary absence of the chairman of the board at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the chairman or the board of directors.

(The provisions of this section were amended by the board of directors on August 22, 1995)

SECTION 5.09 The Chief Executive Officer.  The  president shall be the chief executive officer of the corporation.  The chief executive officer shall have general executive power to manage, control and supervise the property, business and affairs of the corporation, subject, however, to the control of the board of directors.  The chief executive officer shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation.

(The provisions of this section were adopted by the board of directors on August 22, 1995 and amended by the board of directors on May 5, 2008 with effect immediately following the 2008 Annual Meeting of Shareholders)

SECTION 5.10 The President.  The president shall perform such duties  as from time to time may be assigned by the board of directors or the chief executive officer (unless the president shall be the chief executive officer, in which case the president's duties shall be those specified in Section 5.09).

(The provisions of this section were amended by the board of directors on August 22, 1995)

SECTION 5.11 The Chief Operating Officer.  The chief operating officer shall perform such duties as from time to time may be assigned by the board of directors or the chief executive officer.

(The provisions of this section were amended by the board of directors on October 13, 1995)

SECTION 5.12 The Vice Presidents.  The vice presidents, one or more of whom may be designated executive, senior, group or administrative vice president or given other descriptive titles, shall perform all duties as may from time to time be assigned by the board of directors, the chairman of the board or the president.

SECTION 5.13 The Secretary.  The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

SECTION 5.14 The Treasurer.  The treasurer shall be the principal officer in charge of tax and financial matters of the corporation.  The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the chairman of the board.

SECTION 5.15 Delegation of Duties.  In the absence of any officer or for any other reason deemed sufficient by the board of directors or the chairman of the board, the board of directors or the chairman of the board may delegate, for the time being, any of the powers and duties of such officer to any other officer or director or other person.

SECTION 5.16 Salaries.  The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer or committee of the board as may be designated by resolution of the board.  The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03.  No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

SECTION 6.01 Share Certificates.

(a) Form of Certificates  --  Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of  Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.  If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

(b) Share Register  --  The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

SECTION 6.02 Issuance.  The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine.

SECTION 6.03 Transfer.  Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.  No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S.  8101 et seq., and its amendments and supplements.

SECTION 6.04 Record Holder of Shares.  The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

SECTION 6.05 Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

SECTION 6.06 Rights.  Rights issued pursuant to the Rights Agreement, dated April 26, 1999, between the corporation and American Stock Transfer & Trust Company (the "Rights Agreement") may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such capitalized terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.

(The provisions of this section were amended by the board of directors on July 1, 1999)

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES

(The provisions of this Article VII were first adopted by the shareholders of the corporation on May 20,  1987.)

SECTION 7.01 General Rule.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation or otherwise, by reason of the fact that he was a director, officer or employee of the corporation (and may indemnify any person who was an agent of the corporation), or a person serving at the request of the corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law, including without limitation indemnification against expenses (including attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

SECTION 7.02 Advancing Expenses.  The corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a civil or criminal action, suit or proceeding on behalf of any person entitled to indemnification under Section 7.01 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation, and may pay such expenses in advance on behalf of any agent on receipt of a similar undertaking.  The financial ability of such person to make such repayment shall not be prerequisite to the making of an advance.

SECTION 7.03 Definitions.  For the purposes of this Article:

(1) the corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan;

(2) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and

(3) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

SECTION 7.04 Securing of Indemnification Obligations.  To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate.

SECTION 7.05 Contract Rights; Amendment or Repeal.  All rights of indemnification under this Article shall be deemed a contract between the corporation and the person entitled to indemnification under this Article pursuant to which the corporation and each such person intend to be legally bound.  Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

SECTION 7.06 Scope of Article.  The indemnification, as authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Corporate Seal.  The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

SECTION 8.02 Checks and Other Instruments.  All properly authorized checks, notes, bonds, drafts, bills of exchange or other similar orders, and all evidences of indebtedness of the corporation whatsoever, and all properly authorized deeds, mortgages and other instruments requiring execution by the corporation may be executed and delivered by the president or any vice president or the treasurer of the corporation.  The authority to sign any such orders or instruments, which may be general or confined to specific instances, may be conferred by the board of directors upon any other person or persons, subject to such requirements as to countersignature or other conditions as the board of directors from time to time may determine. Facsimile signatures on checks, notes, bonds and other instruments may be used if authorized by the board of directors. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or part of such authority to any person or persons if authorized to do so by the board of directors.

SECTION 8.03 Contracts.  Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 8.04 Interested Directors or Officers; Quorum.

(a) General Rule  --  A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b) Quorum  --  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

SECTION 8.05 Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

SECTION 8.06 Corporate Records.

(a) Required Records  --  The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register  shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b) Right of Inspection  --  Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.  In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

SECTION 8.07 Control Transactions.  Pursuant to a resolution of the board of directors adopted on February 23, 1984, the corporation's bylaws were amended (such amendment hereby incorporated in the current amendment and restatement of these bylaws), in pertinent part, as follows:

"Section 910 [now 15 Pa.C.S. Subch. 25E] of the Pennsylvania Business Corporation Law, entitled 'Right of Shareholders to Receive Payment for Shares Following a Control Transaction' [now Control Transactions] shall not be applicable to the Company."

SECTION 8.08 Control-Share Acquisitions.  Subchapter 25G (relating to control-share acquisitions) of 15 Pa.C.S. or any corresponding provision of succeeding law shall not be applicable to the corporation.

(The provisions of this section were adopted by the board of directors on July 12, 1990.)

SECTION 8.09 Disgorgement.  Subchapter 25H (relating to disgorgement by certain controlling shareholders following attempts to acquire control) of 15 Pa.C.S. or any corresponding provision of succeeding law shall not be applicable to the corporation.

(The provisions of this section were adopted by the board of directors on July 12, 1990.)

SECTION 8.10 Amendment of Bylaws.  These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors.  Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

PENNSYLVANIA BUSINESS CORPORATION
BYLAW DERIVATION TABLE

Bus. Corp. Law
BYLAW	SECTION

1.01	1507
1.02	1502(a)(15)
1.03	1554

2.01	1702
2.02	1703(b)
2.03(a)	1704(b) and (c)
(b)	1504(a)
(c)	1906(c), 1913(a), 1923(a), 1952(c), 1962(b), 1973
(d)	1571(d)
2.04	1705
2.05	1706
2.06	1707
2.07	1708

3.01	1704(a)
3.02	1755(a)
3.03	1755(b), 2521
3.04(a)	1756(a)(1), 1762(c)
(b)	1756(a)(2)
(c)	1755(c), 1756(a)(3), 2522
(d)	1756(b)(1)
(e)	1756(b)(2)
3.05	1726(a)(4), 1757(a), 1766(a)
3.06	None
3.07	1758(a)
3.08(a)	1759(a)

BCL
BYLAW	SECTION

(b)	1759(b)
(c)	1757(c)
(d)	1759(e)
3.09	1760
3.10	1761
3.11	1762(a), (c)
3.12	1763
3.13	1764
3.14	1765
3.15	1769(a)
3.16	1504(a)

4.01(a)	1721
(b)	1712
(c)	1715
4.02(a)	1722
(b)	1758(b)
(c)	1725(a)
(d)	1725(c)
4.03(a)	1723
(b)	1724(a)
(c)	1724(a)
(d)	1724(b); Articles of Incorporation, Section 7(a)
4.04	1725(b); Articles of Incorporation, Section 7(a)
4.05	1726; Articles of Incorporation, Section 7(b)
4.06	1703(a)
4.07	None
4.08	None
4.09	None
4.10	1727
4.11	1731
4.12	1730

5.01	1732(a), 1712
5.02	1732(a)
5.03	1732(a)
5.04	1733
5.05	1732(a)
5.06	1732(b)

BCL
BYLAW	SECTION

5.07	None
5.08	None
5.09	None
5.10	None
5.11	None
5.12	None
5.13	None

6.01(a)	1528(c), (d)
(b)	1508(a), 1732(b)
6.02	None
6.03	1529(a)
6.04	1103 (shareholder), 1764(b)
6.05	None

6.06	None
7.01	1746
7.02	1746
7.03	1746
7.04	1746
7.05	1746
7.06	1746

8.01	1502(a)(3); cf. 1109 and 1506(b)
8.02	1504
8.03	1504
8.04	1728
8.05	1504
8.06	1508(a), (b)
8.07	Subch. 25E
8.08	Subch. 25G
8.09	Subch. 25H
8.10	1504

(By-Laws as amended through 12-1-08.doc)